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                            EMPLOYEE PROMISSORY NOTE
                            ------------------------

                                   MAY 6, 2002

1. In consideration of the agreement of Insignia Financial Group, Inc. ("Insignia"), a Delaware corporation with its principal office located at 200 Park Avenue, New York, New York 10166, to lend Jeffrey P. Cohen ("Employee") the sum of $270,000 subject to the following provisions of this Note, Employee hereby agrees to repay to Insignia the outstanding balance of such amount on the earlier of (i) June 30, 2005 or (ii) 30 days following a termination of Employee's employment with Insignia for any reason.

2. Interest on any amount borrowed hereunder shall accrue from the date of such borrowing at a rate equal to Insignia's blended actual cost of funds under its line of credit (to the full extent of all advances heretofore and hereafter made to Employee), and shall be payable by Employee to Insignia in cash on June 30 and December 31 of each year; provided, however, that, subject to the following provisions of this Note, until and including December 31, 2004 all interest accrued and payable hereunder may, at the option of Employee, be paid by adding on the due date thereof the amount thereof to the then outstanding principal balance of this Note instead of in cash. Insignia's good faith determination as to its blended cost of funds shall be determinative of the interest rate to be charged hereunder.

3. Notwithstanding the foregoing, Employee agrees that: (i) from and after August 1, 2002, Insignia or its applicable affiliate may at its option withhold up to 50% of any distribution otherwise payable to Employee in respect Employee's ownership interest in Insignia Opportunity Directives, LLC ("IOD"), which amount withheld shall be applied as a payment first to interest and then to the then outstanding principal balance of this Note effective as of the date of such distribution.

4. Employee may prepay any all or any portion of the amount due under this Note at any time without penalty. Any such prepayment shall be applied first to unpaid interest through the date of such prepayment, and then to the principal amount outstanding hereunder.

5. Employee hereby waives demand, presentment and notice of dishonor. In the event that Employee fails to make timely repayment in full in accordance with the terms hereof, Employee agrees to reimburse Insignia for all of its costs of collection actually incurred (including Insignia's attorneys fees and disbursements); and, in the event of suit to collect such sums, Employee agrees to jurisdiction and venue in the state and federal courts situate in the State of New York, County of New York, and waives both trial by jury and the right to assert any offset or counterclaim in and to such collection suit. Any amount not timely repaid shall bear interest at an annual rate of two (2%) percentage points above the "Prime Rate" from the date such amount was due hereunder through the date of collection. (The "Prime Rate" shall be the prime rate quoted in the Money Rates Section of the Wall Street Journal on the first business day of each calendar quarter during which such amount remains outstanding.)

6. Employee represents and agrees that: (a) Employee has read the foregoing agreement and understands both its terms and the financial and legal obligations it imposes upon Employee; (b) Employee is executing and delivering this promissory note to Insignia voluntarily, having been advised by Insignia to consult independent counsel of Employee's choice;
     (c) this promissory note expresses the entire agreement of Employee in respect of the subject matters covered hereinabove, with no representations having been made by Insignia (or by any other person) to Employee in connection herewith; (d) interpretation and enforcement of this promissory note, which is an instrument for the payment of money only, shall be governed by New York law; and (e) no alteration, cancellation, waiver, or release of Employee's obligations hereunder shall be valid unless embodied in a writing signed by a duly authorized officer of Insignia.


                                                 /s/ Jeffrey P. Cohen
                                                --------------------------------
                                                         Jeffrey P. Cohen